LEASE AGREEMENT

ARTICLE I - PARTIES

1.0.1 This Lease ("Lease") is made on or as of this 25 day of January, 2012, by and between **WHITE BIRCH PROPERTIES, LLC.**, (hereinafter "Lessor"), and **PROTEA BIOSCIENCES, INC.** (hereinafter referred to as "Tenant"), a subsidiary of Protea Biosciences Group, Inc.

1.0.2 The parties hereto, for and in consideration of the mutual covenants contained herein and with the specific intention of being legally bound hereby and of so binding their respective heirs, administrators, executors, successors and assigns, jointly and severally, agree as follows:

ARTICLE II - DEFINED TERMS

2.0.1 Any word or combination of words set forth herein within quotation marks and with the first letter(s) of the word(s) capitalized shall be a defined term, and when thereafter used herein with the letter(s) capitalized shall have the meaning first indicated.

2.0.2 "Premises": The balance of the 5th floor level of building known as White Birch Towers II (the "Building"), Morgantown, West Virginia, comprising 10,412 square feet, more or less, including Common Areas, 40 dedicated parking spaces, as further described in **Article XI**.

2.0.3 "Term": Five (5) years commencing upon the occupancy of the Premises by Tenant upon the completion of the agreed upon build-out of the Suite, April 1, 2012. Provided further that tenant shall provide a floor plan suitable for buildout on or before January 23, 2012.

2.0.3A "Tenant Improvements": Tenant will be responsible for buildout costs, to be capped at $141, 200.00

2.0.4 "Use": Tenant will use the Premises for general office and laboratory use. Tenant will not use the Premises for any other purpose without Lessor's prior written consent, not to be unreasonably withheld.

2.0.5 "Fixed Rent": for each "Rental Year" (as defined in Section 8.0.2):

Rental Years 1-5 inclusive	$16.10 per square feet per year at $13,969.43 per month

2.0.6 "Taxes": Lessor shall pay all taxes pertaining to the Premises.

2.0.7 "Insurance & Common Area Maintenance Charges": Lessor shall pay all Insurance and Common Area operation and maintenance charges pertaining to the Premises.

2.0.8 "Security Deposit": NONE

2.0.9 "Tenant's Trade Name and Notice Address": Protea Biosciences, Inc., 1311

Pineview Drive, Suite 501, Morgantown, West Virginia, 26505, a subsidiary of Protea Biosciences Group, Inc.

2.0.10 "Lessor's Notice Address": White Birch Properties, LLC, Inc., Attn: David H. Yoder, 4 Riddle Court, Morgantown, WV 26505.

ARTICLE III - PREMISES

3.0.1 Lessor hereby leases to Tenant, and Tenant hereby rents from Lessor, the Premises, together with all appurtenances, including use with others of Common Areas.

3.0.2 Lessor reserves the sole and exclusive right to use all or any part of the roof of the Building for any purpose; to erect additional stories or other structures over all or any part of the Premises (as Tenant is on the top floor of the building, Lessor agrees that there will be no adverse financial impact to the Tenant if additional stories are added); to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises, provided commercially reasonable access to the Premises shall not be denied; to install, maintain, use, repair and replace within the Premises pipes, ducts, conduits, wires and all other mechanical equipment servicing other parts of the Premises, the same to be in locations within the Premises as will not deny Tenant's use thereof; and to make any use it desires of the side or rear walls of the Premises, provided such use shall not encroach on the interior of the Premises.

ARTICLE IV - POSSESSION , RENEWAL AND EARLY TERMINATION.

4.0.1 Lessor, its agents, employees and contractors, with reasonable prior notice to Tenant, shall have the right to enter all parts of the Premises during Tenant's normal operating hours when reasonably necessary to inspect the same, to enforce and carry out any provision of this Lease, and, without assuming responsibility to do so, to make repairs or alterations. In the event of an emergency endangering life or property or in the event of desertion of the Premises, Lessor shall have the right to enter by force.

4.0.2 Renewal Option - Tenant shall have the exclusive option, if this lease is free from defaults beyond any applicable notice and cure periods, to renew the Term of this Lease for a five (5) year period following the expiration of the original Term, provided this Lease is in full force and effect on the day the exclusive renewal option is exercised. The renewal term shall be at $17.75 per square foot per year. All other terms, covenants and conditions will remain the same as the original Term. Such exclusive right of renewal must be exercised by delivery to Lessor of a written notice to renew at least one hundred twenty days (120) days prior to the end of the Term.

4.0.3 Early Termination – During the initial term, or any renewal term, the Tenant shall have the option to terminate this agreement, absent Lessor default, after reaching the thirty-seventh month of the then existing term. Tenant must give 90 days written notice of early termination. In consideration of early termination tenant shall pay to Lessor 2 months rent.

4.0.4 Holding over - Should the Tenant, with or without the express or implied consent

of the Lessor, continue to hold and occupy the Premises after the expiration of the Term of this Lease, such holding over beyond the Term and the acceptance or collection of rent by Lessor, shall operate and be construed as creating a tenancy from month to month and not for any other term whatsoever, but the same may be terminated by the Lessor by giving the Tenant thirty (30) days' written notice thereof, and at any time thereafter the Lessor may reenter and take possession of the Premises, any rule in law or equity to the contrary notwithstanding.

ARTICLE V - LESSOR'S WARRANTY

5.0.1 Lessor hereby warrants that it has the right to lease the Premises. Tenant shall have quiet and peaceful possession of the Premises without hindrance on the part of Lessor, and Lessor shall warrant and defend Tenant in such quiet and peaceful possession against the claims of all persons claiming by, through or under Lessor, so long as Tenant shall not be in default hereunder. Lessor further warrants that the HVAC system, utility hardware including plumbing, electrical and gas are constructed and will be maintained according to or in excess of industry standards. Industry standards includes but is not limited to those building codes, regulations, and practices designed to ensure a work environment that meets or exceeds government code standards for air quality.

ARTICLE VI - USE

6.0.1 Tenant shall use the Premises only in a safe and lawful manner for the purpose set forth in this Lease.

6.0.2 At all times and in all respects Tenant shall comply with all statutes, laws, ordinances and regulations of every governmental authority having jurisdiction.

6.0.3 Tenant will conduct business on the Premises only in the Tenant's Trade Name as specified in this Lease, unless the use of some other name is approved in writing by Lessor, which approval shall not be unreasonably withheld.

6.0.4 Lessor reserves the right to completely close the entire Premises and Common Area to all traffic for a period of 24 hours once every 10 years after 30 days notice to all Tenants. Said closure shall not occur during normal business operating hours.

ARTICLE VII - ASSIGNMENT OR SUBLETTING

7.0.1 Tenant will not assign this Lease, in whole or in part, nor sublet all or any part of the Premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld, any attempts at assigning or subletting without Lessors consent shall be null and void. Consent by Lessor to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Provided, however, that Tenant may sublet to related individuals and entities.

7.0.2 If at any time during the Term, any part or all of the corporate shares shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition so as to result in a change in the present control of said corporation by the person or persons now owning a majority of said corporate shares, Tenant shall notify Lessor of this event within ninety

(90) days from the date of such transfer if Lessor's financial risk is increased or if the operation of the business is significantly altered.

7.0.3 If Lessor consents to assignment or sublease the following shall be applicable:

i. The proposed Tenant will not be violating any prohibitive use in this Lease or with any existing Tenant in the Premises at the time of said assignment; and

ii. The new Tenant assumes in writing, in a form satisfactory to Lessor, the obligations under this Lease on behalf of Tenant; and

iii. Tenant and any guarantor shall remain fully liable as the primary obligor under this Lease.

iv. The Tenant has not violated any terms or conditions of this Lease Agreement.

ARTICLE VIII - RENT

8.0.1 Fixed Rent shall be payable without deduction or setoff in equal monthly installments in advance on the first day of each full calendar month during the Term, at the Lessor's Notice Address. The first such payment of the Fixed Rent shall be due and payable on date of the execution of this lease in the amount of Thirteen Thousand Nine Hundred Sixty-Nine and 43/100 Dollars ($13,969.43)

8.0.2 A rental year shall consist of twelve (12) calendar months, beginning on the first day of the first full calendar month of the Term ("Rental Year"). The first Rental Year shall include the period from the date of the commencement of the Term to the last day of the last full calendar month in the Term.

8.0.3 At Lessor's option, Tenant shall pay a late charge in the amount of Two hundred ($200.00) Dollars for any rent payment not made within ten (10) days after the due date.

Article IX - TAXES

9.0.1 "Taxes" include all real estate and other ad valorem taxes and assessments applicable to the Premises and any other tax imposed against Lessor with respect to the Premises by federal, state or local taxing authorities as a substitution for or in addition to the current method of property taxation used for the funding of governmental services and the cost, including attorneys and appraisers' fees, of any contest or appeal pursued by the Lessor in an effort to reduce the amount of tax or assessment with respect to the Premises.

ARTICLE X - INSURANCE

10.0.1 "Insurance" means all insurance premiums and costs of any kind or payable by the Lessor under or for any insurance policies applicable during the Term in any respect to the Building, Premises and the Common Area. Lessor shall obtain and

maintain throughout the term of this Lease, at its own expense, commercially reasonable property and casualty insurance covering the full replacement cost of the Building, the Premises and Common Areas.

ARTICLE XI - COMMON AREA MAINTENANCE

11.0.1 The Common Area which may be furnished by Lessor for the general common use of the Premises ("Common Area") including, without limitation, all parking areas, access roads, employee parking areas, the truck way or ways, driveways, pedestrian sidewalks, landscaped and planted areas, retaining walls, stairways, bus stops, lighting facilities, and other areas and improvements, shall at all times be subject to the exclusive control and management of Lessor. Lessor shall have the right to establish, modify and enforce reasonable rules and regulations with respect to the Common Area; to change the areas, locations and arrangement thereof; to enter into, modify and terminate easement and other agreements pertaining to the use and maintenance thereof; to restrict parking by Tenants, their officers, agents, and employees to employee parking areas; subject to Sections 2.02 and 202A hereof, to close all or any portion of said parking areas or other Common Area to such extent as may, in the opinion of Lessor be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily any or all portions of the said areas or facilities; to discourage non customer parking; and to do and perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, Lessor shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenants, their officers, agents, employees and customers.

ARTICLE XII - UTILITIES AND SERVICES

12.0.1 The Tenant shall pay water, sewage, garbage, electric, telephone, television or other separately metered or accessible utilities and if a garbage dumpster is accessible for tenant use tenant shall pay a prorated portion of such services. It is understood that the water, sewer and electric for the remaining portion of the fifth floor are included in Tenant's repsonsibilty, for which a reduction in the rental rate has been made. If Tenant fails to pay any charge for water, sewage or other utility or service payable by Tenant hereunder, Lessor may elect to pay the same and shall have the right to collect the same and any expense incurred by Lessor in connection therewith from Tenant by exercising all remedies provided by law and provided herein for collection of rent.

ARTICLE XIII – ALTERATIONS AND IMPROVEMENTS

Tenant will require improvements, and provide the list of same to Lessor. The cost for these improvements will not exceed $141,200.00 and be the responsibility of Tenant.

13.0.1 Tenant shall not make any alterations or improvements to, erect any sign on, or remove anything except Tenant's Property (as defined in Article XVII) from the Premises without first obtaining the approval in writing of Lessor, and Lessor's approval thereof shall not be withheld unreasonably. Plans and specifications for alterations, improvements and exterior signs shall be submitted to Lessor prior to the commencement of any work on the premises. Tenant shall be solely responsible for the cost of all Tenant improvements to the leased Premises.

13.0.2 All construction work and materials attached to, affixed to, or installed in, the Premises by any party or person, including but not limited to heating, air conditioning, ventilating, plumbing and electrical equipment and facilities, floor, wall and ceiling covering, store fronts, additions, renovations and replacements (separately and collectively the "Improvements") immediately shall become part of the Premises and property of Lessor. However, improvements made by Tenant that do not become permanent fixtures shall remain the property of Tenant. It is agreed that the standby generator being installed with Tenant's occupation of the building will remain an asset of Tenant.

13.0.3 All plans and specifications required hereunder shall be prepared by, and the Improvements to be made pursuant thereto shall be performed by, persons duly qualified to do the work in the jurisdiction wherein the Premises are situate and shall comply with all applicable codes, rules, regulations and ordinances.

13.0.4 Tenant shall secure all permits and licenses necessary or required for construction, operation, signage and occupancy of the Improvements. Lessor shall have final approval of all signage and approval shall not be unreasonably withheld. Lessor shall cooperate with Tenant but shall not be obligated to obtain or be responsible for failure to obtain such permits and licenses.

13.0.5 All contracts for labor and/or material in excess of Two Thousand Dollars ($2,000.00) shall be in writing, and shall contain a waiver of lien provision. Tenant shall not permit mechanic liens to be placed upon the Premises.

13.0.6 Tenant agrees to pay for all work and materials and nothing contained in this Lease shall authorize or empower Tenant to do any act which shall in any way encumber Lessor's title to any claim by way of lien or encumbrance whether claimed by operation of law or by virtue of any expressed or implied contract of Tenant, and any claim to a lien upon the Building or Premises arising from any act or omission of Tenant shall attach only against Tenant's interest and shall in all respects be subordinate to Lessor's title to the Building and Premises. If Tenant has not removed any such valid and accurate lien or encumbrance within fifteen (15) days after written notice to Tenant by Lessor, Lessor may, but shall not be obligated to pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity or accuracy thereof, and the amount so paid together with all costs and expenses (including attorneys' fees) incurred by Lessor shall be deemed additional rent reserved under this Lease due and payable forthwith, subject to any defenses and counterclaims that would have been available to Tenant against any party asserting such a lien or encumbrance.

13.0.7 All Improvements approved by Lessor shall be made at the sole cost and expense of Tenant.

ARTICLE XIV - REPAIRS

14.0.1 Lessor shall, at its sole cost and expense, be responsible for all repair to the Common Areas, roof, exterior, foundation and structural portions of the Building not a result of any action or negligence on the part of the Tenant as well as the operation repair, maintenance and replacement, as necessary, of all building systems, including, but not limited to, electrical, HVAC, plumbing, sewer and other systems serving the Premises. Lessor shall also repair, at its

sole cost and expense, any damage to the Premises not resulting from Tenant's use thereof. The Lessor shall repair any roof leaks within seven (7) days after receipt of notice from Tenant to Lessor.

14.0.2 Except as set forth in Section 14.0.1 above, Tenant shall keep and maintain the Premises and every part thereof clean and in good order and condition and shall make all repairs and replacements thereto and to each and every part thereof which may be reasonably necessary, required or desired.

14.0.3 Tenant shall install and replace such signs, decorations, lettering, advertising matter and other things as may be approved by Lessor, said approval not to be unreasonably withheld, and keep and maintain the same in good condition and repair and in keeping with the image, character and standards as may be established from time to time by Lessor for the Premises and shall make such replacements as may be reasonably necessary.

14.0.4 In the event that Tenant shall fail, within thirty (30) days after notice in writing by Lessor, to make repairs or replacements to the Premises, the Improvements, the signs or any part thereof which may be reasonably necessary or required, Lessor may make the same and collect the costs thereof and expenses incurred in connection therewith, together with interest thereon at the then prevailing commercial rate from Tenant.

14.0.5 In the event that the portion of the Premises which Tenant has agreed to maintain, if any, shall be damaged or destroyed as a result of fire, casualty or other occurrence resulting from Tenant's use of the Premises, Tenant shall remove any resulting debris and repair or replace such damaged structure promptly, and if Tenant fails to commence required restoration work within ninety (90) days from the date of such damage or destruction or fails to diligently proceed to complete the same, Lessor's remedy shall be the right and option to terminate the Term of this Lease by giving Tenant written notice of Lessor's election to do so at any time prior to completion of the repairs or replacements if Tenant shall not then be actively undertaking such restoration work.

ARTICLE XV - RULES AND REGULATIONS

15.0.1 In regard to use and occupancy of the Premises and Common Area, Tenant shall at its expense: (a) keep the inside and outside of all glass in the doors and windows of the Premises clean; (b) keep all exterior store surfaces of the Premises clean; (c) replace promptly any cracked or broken glass of the Premises with glass of like kind and quality; (d) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (e) keep any garbage, trash, rubbish or refuse in rat-proof containers within the interior of the Premises until removed; (f) have such garbage, trash, rubbish and refuse removed on a daily basis; (g) keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises; (h) materially comply with all laws, ordinances rules and regulations of governmental authorities now or hereafter in effect; (i) maintain window displays, advertising matter, signs, merchandise and store fixtures in keeping with the image, character and standards of the Premises, as determined by Lessor; (j) maintain such regular service contracts with professionals for, refuse removal, cleaning, etc. as may be required by and subject to the approval of Lessor; and (k) conduct its business in all respects in a dignified manner in accordance with high standards of store operation consistent with the quality of operation of the

Premises as determined by Lessor and to provide an appropriate mercantile quality within the entire Premises.

15.0.2 In regard to use and occupancy of the Premises and Common Area, Tenant shall not: (a) use or permit the use of any objectionable advertising medium such as, without limitation; loudspeakers, phonographs, public address systems, sound amplifiers, reception of radio or television broadcasts within the Premises which is in any manner audible or visible outside of the Premises; (b) permit accumulations of garbage, trash, rubbish or other refuse within or without the Premises; (c) cause or permit objectionable odors to emanate or be dispelled from the Premises; (d) solicit business in the parking or other Common Area; (e) distribute handbills or other advertising matter to, in or upon any automobiles parked in the parking area or in any other Common Facility; (f) permit the parking of delivery vehicles so as to interfere with the use of any driveway, foot walk, parking area or other Common Facility in the Premises; (g) place or suffer to be placed or maintain on the exterior of the Premises any sign, advertising matter or any other thing of any kind or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises, or paint or decorate any part of the exterior of the Premises, or any part of the interior visible from the exterior thereof, without first obtaining Lessor's written approval; (h) use of foot walk or any other Common Facility adjacent to the Premises for the sale or display of any merchandise for any other business, occupation or undertaking; (i) conduct or permit to be conducted any auction, fire, going out of business, bankruptcy, or other similar type sale in or connected with the Premises; or (j) use or permit the use of any portion of the Premises for any unlawful purpose.

15.0.3 Tenant shall at all times fully comply with the Americans With Disabilities Act, as the same may be amended from time to time or any successor statute and any rules and regulations promulgated thereunder (collectively, the "Act") and shall, at its sole cost and expense, make any and all alterations and improvements to the Premises necessary to comply with the Act. However, before Tenant shall make any alterations or improvements to the Premises in order to comply with the Act, Tenant shall first obtain the approval in writing of Lessor for such alterations or improvements, which approval shall not be unreasonably withheld. Tenant shall further comply with Sections 15.0.1 and 15.0.2 with respect to any alterations or improvements made pursuant to this Section. Lessor shall likewise comply with the Americans with Disabilities Act and associated rules and regulations as the same may apply to the Common Areas and access to the Premises. Each party shall fully indemnify the other from and against any and all claims or demands of any person or entity (including, but not limited to, any governmental entity) arising out of the indemnifying party's failure to fully comply with the terms of the Act.

ARTICLE XVI - MORTGAGES

16.0.1 This Lease and the rights of Tenant hereunder shall be subordinate to the lien of any mortgage or security interest on the Premises or any part thereof or on the property of which the Premises are a part, and shall be subordinate to the Lessor; provided, however, that subordination to liens created hereafter shall be contingent upon agreement by the holder or holders of any subsequent liens that this Lease shall not be divested by foreclosure or execution on such subsequent mortgage or security interests and that Tenant's possession of the Premises shall not be disturbed so long as Tenant should not be in default hereunder.Article XVII - Tenant's Property

17.0.1 All property, other than Improvements (as defined in this Lease) placed on the Premises by Tenant, including signs, inventory, furniture, trade fixtures, appliances, expendable, books, records, cash and personal items of clothing and sundries, shall be deemed to be "Tenant's Property".

17.0.2 So long as Tenant is not in default under this Lease, Tenant may remove any of Tenant's Property without Lessor's consent, provided such removal does not damage the Premises.

ARTICLE XVIII - INSURANCE AND INDEMNIFICATION

18.0.1 All losses resulting from Tenant's use of the Premises shall be the sole responsibility of Tenant.

18.0.2 Tenant will not do or suffer to be done by any person claiming by or through Tenant, or keep or suffer to be kept by any person claiming by or through Tenant, anything in, upon or about the Premises which will contravene Lessor's policies insuring against loss or damage by fire or other hazards (including, without limitation, public liability) or which will prevent Lessor from procuring such policies in companies reasonably acceptable to Lessor. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Premises shall so cause the rate of fire or other insurance upon the Premises or on other property of Lessor or of others within the Premises to be materially increased, Tenant will pay, as additional rent, the amount of any such increase within thirty (30) days of receipt of Lessor's demand therefor, provided that Lessor provides with such demand reasonably acceptable documentation of the cause of such increase.

ARTICLE XIX - ENVIRONMENTAL

19.0.1 In the event Tenant will be using any materials in the operation of its business on the Premises which are or may be deemed to be toxic or hazardous materials, Tenant's storage and use of such materials on the Premises shall be subject to all laws and regulations now in effect or hereafter enacted which deal with or relate to the regulation or protection of the environment (Environmental Laws), including the ambient air, ground water, surface water, and land use, including substrata land. In addition, Tenant agrees to the following:

(a) Tenant shall, at Tenant's own expense, comply with all present and hereafter enacted Environmental Laws, and any amendments thereto, affecting Tenant's use or occupancy of the Premises or any operation of Tenant thereon or therefrom.

(b) Tenant shall immediately notify Lessor of any of the following:

(i) Receipt of any correspondence or any other communication from any governmental entity regarding the application of any Environmental Laws to the Premises or Tenant's use or occupancy of or operation on the Premises.

(ii) Any change in Tenant's operation on the Premises which will change or has the potential to change Tenant's or Lessor's obligations or liabilities under any of the Environmental Laws.

(c) Tenant shall indemnify, protect, defend, and hold Lessor, its partners, officers, directors, employees, and agents, and their successors and assigns, harmless from and against any and all losses, liabilities, damages, expenses (including, but not limited to, reasonable investigation and legal fees and expenses), claims, and actions resulting from or relating to any alleged or actual injury, liability, or damage to persons or property as a result of the violation of Environmental Laws by Tenant at the Premises; and any and all claims or actions brought by any person, firm, governmental body, or other entity alleging or resulting or arising from or in connection with contamination or adverse effects on the environment, or violation of any Environmental Law or other statute, law, ordinance, rule, regulation, judgment, or order of any governmental or judicial entity by Tenant at the Premises; and from and against any and all damages, liabilities, costs, fines, and penalties assessed as a result of any activity or operation by Tenant on the Premises during the Term of this Lease, except for any of the foregoing caused by Lessor or Lessor's agents. Tenant's obligations and liabilities under this Section shall continue as long as Lessor bears any liability or responsibility under the Environmental Laws or any other statute or law for any act which occurred on the Premises by Tenant during the Term of this Lease. Tenant's failure to abide by the terms of this Section shall be restrainable by injunction. The obligations set forth in this Section shall survive the expiration or sooner termination of this Lease. Tenant shall require all of its Subtenants and licensees to agree to the provisions of this Section in favor of Lessor and the other persons set forth above.

19.0.2 Lessor has received no written notice from any governmental authority having jurisdiction over the Premises that the Premises are in violation of the Comprehensive Environmental Response, Compensation and Liability Act of 1989, as amended (CER-CLA(c)), the Resources Conservation and Recovery Act of 1976, as amended (ARCRA(c)), the Toxic Substance Control Act, as amended, the Hazardous Materials Transportation Act, as amended, or any statute governing underground storage tanks or asbestos. Lessor shall indemnify and hold Tenant harmless from and against any and all claims, demands, or losses in connection with the release of hazardous materials caused by Lessor.

ARTICLE XX - CONDEMNATION

20.0.1 If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. Lessor shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition and the Annual Basic Rental shall be reduced proportionately as to the portion of the Premises so taken. If the portion of the Premises so taken substantially impairs the usefulness of the Premises for the

purposes set forth in Article II in the opinion of either party, either party may terminate this Lease as of the date when Tenant is required to yield possession. Tenant shall not be entitled to any portion of the award for the fee or leasehold of the Premises, the property of Lessor of which the Premises are a part or any part thereof, and the entire award shall belong to Lessor; provided, however, Tenant may apply for reimbursement from the condemning authority for moving expenses, dislocation damages and other special benefits, if any allowed by law, with the understanding that Lessor's portion of any award shall not be diminished by any claim on behalf of Tenant to a bonus value as a result of the amount of rent payable hereunder being less than the fair market rental value of the Premises or by any other claim of Tenant.

ARTICLE XXI - DEFAULTS

21.0.1 If Tenant shall fail at any time to make any payment or to perform any act on its part to be made or performed under this Lease in accordance with the terms hereof, Lessor, at its sole discretion, without notice or demand, and without waiving or releasing Tenant from any obligation of Tenant hereunder may make such payment or perform such act to the extent that Lessor may deem desirable, and in connection therewith may employ attorneys and pay expenses. All sums so paid by Lessor and all reasonable expenses in connection therewith and all rent and other charges payable by Tenant hereunder shall bear interest thereon at the then prevailing commercial rate from the date of such payment by Lessor or the date such payment by Tenant was due, as the case may be, and shall be deemed to be payable by Tenant to Lessor and may be collected by exercising all remedies provided by law and provided herein for collection of rent.

21.0.2 If Tenant shall default in the payment of any installment of rent, additional rent or other amount provided for under this Lease or in the performance of any covenant or condition of this Lease and fail to cure or commence and diligently proceed to cure such default within ten (10) days after receiving written demand by Lessor that the default be cured, Lessor, at its option, may enter upon the Premises without process of law and take possession thereof, together with all Improvements and appurtenances.

21.0.3 No waiver by Lessor of any breach by Tenant of any covenants or conditions contained herein shall be construed to be a waiver of any other covenant or condition or any succeeding breach of the same covenant or condition. Termination of the Term, or the receipt of rent after default or after judgment or after execution shall not deprive Lessor of any other actions against Tenant for possession or for rent or for damages. Lessor may use the remedies herein given or other prescribed by law, or both, as often as it may deem necessary.

ARTICLE XXII - MISCELLANEOUS

22.0.1 All notices, demands and requests which may be or are required to be given hereunder shall be given in writing and shall be deemed to have been duly given if sent by United States Registered or Certified Mail addressed to Tenant as set forth in Section 2.0.12 and to Lessor as set forth in Section 2.0.13 or to such other places as the parties hereto may for themselves designate in writing from time to time for the purpose of receiving notices hereunder.

22.0.2 This Lease shall be deemed to be executed and delivered at the County in which the Premises are situate, and the laws of the State in which the Premises are situate shall be

applicable thereto. The division of this Lease into Articles and Sections and the use of headings for said Articles is for the purpose of convenience only and not for the purpose of construing this Lease.

22.0.3 If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

22.0.4 Tenant agrees to attorn to any successor in interest to Lessor whether by purchase, foreclosure, sale in lieu of foreclosure, power of sale, termination of ground lease or otherwise, if so requested or required by such successor in interest, and Tenant agrees, upon demand, to execute agreements in confirmation of such attornment.

22.0.5 All provisions of this Lease shall apply during the Term of this Lease, during any and all extensions hereof and during all periods before and after the Term hereof while Tenant occupies or has the right to occupy the Premises.

22.0.6 If two or more individuals, corporations, partnerships or other business associates (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business associate to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

22.0.7 This Lease constitutes the entire contract between the parties hereto, and there are no other understandings, oral or written, relating to the subject matter hereof. This Lease may not be changed, modified or amended, in whole or in part, except in writing signed by the parties.

22.0.8 The submission of this Lease to Tenant for examination does not constitute a reservation of any rights to Tenant or option and this Lease becomes effective only upon execution and delivery thereof by Lessor.

22.0.9 Advertisement of Premises - In the event the parties hereto have not executed a renewal lease within one hundred twenty days (120) days prior to the termination of this Lease, then the Lessor or its agents shall have the right, upon reasonable prior notice to Tenant, to enter the Premises at all reasonable times for the purpose of exhibiting the same to others.

22.0.10 Sale of Property by Lessor - In the event of the sale of the real estate by Lessor, it shall be sold subject to this Lease, but the original Lessor shall then be released of all obligations under this Lease and the new owner shall be responsible, as the new Lessor, under the terms and conditions of this Lease. It is the intent that this Lease shall run with the land and not be personal to the landowners.

22.0.11 Force Majeure - In the event that there is a strike, riot, shortage of material or other thing or item beyond the control of the Lessor preventing the Lessor from performing under this Lease, it shall not constitute a breach or other violation of this Lease for so long as the Lessor is disabled by such act or governmental regulation from performing hereunder.

22.0.12 Relationship of Parties - Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create a relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Lessor and Tenant, it being expressly understood and agreed that neither the computation of rent nor any other provisions contained in this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between Lessor and Tenant other than the relationship of Lessor and Tenant.

22.0.13 Surrender - Tenant may, and at Lessor's request upon termination of this Lease shall, remove all Tenant's Property as defined herein, and Tenant agrees to repair any damage caused by such removal promptly and at its sole cost and expense. Any property not removed from the Premises at the expiration or earlier termination of this Lease, at the option of Lessor, may forthwith become the property of Lessor.

22.0.14 Tenant shall, at any time and from time to time upon not less than ten (10) days prior written request by Lessor execute, acknowledge and deliver to Lessor an estoppel certificate stating whether or not this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and, if the Lease is in full force and effect, the dates to which the rent and other charges have been paid in advance, and such other matters relating to this Lease as reasonably may be requested by Lessor, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser, assignee or encumbrancer of the Premises or the Property of which the Premises are a part.

IN WITNESS WHEREOF, the parties have duly executed and sealed this Lease as of the date first above written.

WITNESS: ______________________

Lessor: **WHITE BIRCH PROPERTIES LLC.**

____

By: [signature]

Its: Managing Partner

WITNESS: ______________________

Tenant: **PROTEA BIOSCIENCES, INC., A SUBSIDIARY OF PROTEA BIOSCIENCES GROUP, INC.**

[signature]

ALESSANDRO BALDI

By: VICE PRESIDENT / GENERAL MANAGER

Its: 01/25/2012